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                                                                    Exhibit 10.1

                    Separation and General Release Agreement
                    ----------------------------------------

         This Separation and General Release Agreement (the "Agreement") is made as of this 30th day of September, effective as of September 7, 2005, by and among Birds Eye Foods, Inc. (formerly known as Agrilink Foods, Inc.) (the "Company"), Birds Eye Holdings LLC (formerly known as Agrilink Holdings LLC) ("Holdings"), Birds Eye Holdings Inc. (formerly known as Agrilink Holdings Inc.) ("Birds Eye") and Dennis M. Mullen ("Executive" and, together with the Company, Holdings and Birds Eye, the "Parties").

         WHEREAS, Executive's employment with the Company, by agreement of the Parties, will end on September 30, 2005 (the "Separation"); and

         WHEREAS, the Parties' rights and obligations with respect to Executive's equity interests in Holdings are set forth in the Management Unit Subscription Agreement by and between Holdings and Executive, dated as of August 19, 2002 ("Holdings Unit Subscription Agreement") and in Vestar/Agrilink Associates II Holdings, LLC ("VAA II") are set forth in the Subscription Agreement by and between VAA II and Executive, dated as of August 19, 2002 (the "VAA II Unit Subscription Agreement"); and

         WHEREAS, Executive's Separation from the Company is in part governed by that certain Supplemental Executive Retirement Agreement, dated as of July 1, 2000, as amended on July 19, 2002, by and between the Company and Executive (the "SERP") and that certain Salary Continuation Agreement, dated as of August 22, 2001, by and between the Company and Executive (the "SCA" together with the Holdings Unit Subscription Agreement, the VAA II Unit Subscription Agreement and the SERP, the "Executive Agreements"); and

         WHEREAS, Executive agrees to repay to the Company all outstanding principal and accrued interest under that certain Recourse Promissory Note ("Promissory Note"), dated as of August 19, 2002, made by Executive in favor of the Company for the purchase of Class C Units and Class D Units in Holdings; and

         WHEREAS, the Parties desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

         NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Acknowledgment of Separation. The Parties acknowledge and agree that the Separation is effective as of September 30, 2005. With respect to any public release regarding the Separation, the Parties agree to characterize the Separation as a resignation by Executive or as otherwise agreed to by the Parties.

2. Resignation of Office and Certification of Securities and Exchange Commission Filing. Effective as of September 7, 2005, Executive voluntarily resigned his position as





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President and Chief Executive Officer of the Company, and from any and all other offices (including with respect to any boards of directors or managers) which he holds at the Company, Holdings and Birds Eye (collectively, the "Birds Eye Group"), except for the position of "Principal Executive Officer" (as defined under the Sarbanes-Oxley Act of 2002 ("SOX")), which he held with respect to the Company until September 30, 2005. Executive acknowledges and agrees that as September 30, 2005, Executive voluntarily resigns from his position as Principal Executive Officer of the Company.

3. Executive's Acknowledgment of Consideration. Executive specifically acknowledges and agrees that certain of the obligations created and payments made to him by the Company under this Agreement are promises and payments to which he is not otherwise entitled under any law or contract and are made, in part, in consideration for Executive's agreement to provide consulting services, if requested by the Company and execute the release contemplated by this Agreement.

4.   Payments Upon and After the Separation.

         (a) Final Pay. On the next regular payroll date following September 30, 2005, Executive shall receive a lump sum payment of all then-outstanding final wages and his earned unused 22 hours of vacation/paid-time off, minus applicable federal, state and local tax withholdings (collectively, Tax Withholdings"), for services performed for the Company and its subsidiaries through and including September 30, 2005.

         (b) Severance Entitlements under SERP and SCA. The Parties acknowledge and agree that Executive will be provided exclusively with the following severance and supplemental retirement benefits under the SERP and SCA, payable in accordance with the terms and conditions of such agreements;

            (i) For two years following the date hereof, an annual amount equal to $834,000. Such amount shall be payable in monthly pro rata payments minus all applicable Tax Withholdings beginning on the next regular payroll date of November 1, 2005 and continuing on the same basis through October 1, 2007 (such amounts to be known herein as the "Severance Payment").

            (ii) The Company and Executive acknowledge that pursuant to the terms and conditions of the SERP, in the event of Executive's termination prior to January 1, 2009, Executive would be entitled to receive a pro-rata portion of the full retirement benefit payable under the SERP of $41,666.67 per month. Notwithstanding Executive's termination as of the date hereof and the terms of the SERP, effective as of January 1, 2009, Executive will be entitled to receive his full retirement benefit of $41,666.67 per month ("Full Retirement Payment"), minus applicable Tax Withholdings, which amounts shall be (except as contemplated by the immediately preceding sentence), payable as contemplated by and in accordance with the SERP.

            (iii) For two years following the date hereof, participation in the Company's health insurance, life insurance and disability insurance benefit plans (subject to the terms and conditions of such benefit plans), which are from time to time provided by the Company and that are generally provided to Company executives on the same terms and conditions offered to other Company salaried employees generally. In the event the terms and conditions of the Company's welfare benefit plans prohibit Executive's participation in such plans, the Parties hereby agree to negotiate in good faith to establish alternative welfare benefit arrangements. The health insurance coverage provided herein runs concurrently with the Company's COBRA obligations. As required by the continuation coverage provisions of Section 4980B of the U.S. Internal Revenue Code of 1986, as amended ("Code"), Executive has been provided with a notice of his COBRA rights.

5.   Equity Interests and Repayment of Promissory Note

         (a) Holdings and the Executive acknowledge and agree that pursuant to the Holdings Unit Subscription Agreement the Company has the right to repurchase Executive's vested Class C Units and vested Class D Units of Holdings at Fair Market Value (as defined in the Holdings Unit Subscription Agreement) following the date hereof. In consideration hereof, however, the Company hereby agrees to waive and not exercise such right, and to permit Executive to retain his vested units (the "Vested Units") in accordance with the terms of the Holdings Unit Subscription Agreement and the other agreements to which Executive is a party that govern his ownership thereof.

         (b)   The Company hereby exercises its call right pursuant to Section
               5.1 of the Holdings Unit Subscription Agreement to repurchase Executive's unvested Class C Units (590.1598 units) and unvested Class D Units (1,915.9678 units) in Holdings (collectively, the "Unvested Units") at cost for a purchase price of $59,015.98 and $23,949.60, respectively (in the aggregate, the "Repurchase of Unvested Units Amount"). The Company shall be entitled to offset the Repurchase of Unvested Units Amount against the outstanding principal and accrued interest under the Promissory Note, which amount of outstanding principal and accrued interest the parties acknowledge is equal to $71,490.66 as of September 30, 2005. Executive agrees to take such actions and to execute such documents as may be reasonably required by the Company to evidence the exercise of its call right to repurchase the Unvested Units. In connection with such repurchase, Executive represents and warrants as follows:

            (i) Ownership. All of Executive's Unvested Units are owned of record and beneficially by Executive, and Executive has good and marketable title to such Unvested Units, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever

                    ("Encumbrances"). All of such Unvested Units are validly issued, fully paid and nonassessable. Executive hereby transfers to the Company good and marketable title to such Unvested Units, free and clear of all liens, claims, charges and encumbrances.

            (ii) Authorization. This Agreement has been duly authorized, executed and delivered by Executive and constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms.

            (iii) Conflicts. The execution, delivery and performance of this Agreement by Executive does not conflict with, violate or result in the breach of, or create any lien or encumbrance on his Unvested Units pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Executive is a party or is subject or by which his Unvested Units are bound, except for federal and state securities laws.

         (c) Holdings and the Executive acknowledge and agree that Executive is entitled to retain his Preferred and Class A Units in VAA II in accordance with the terms of the VAA II Unit Subscription Agreement.

         (d) Executive acknowledges and agrees that he will repay all principal and accrued interest outstanding under the Promissory
               Note in the event any such amount has not already been offset by the Company against the Repurchase of Unvested Units Amount pursuant to paragraph 5(b) of this Agreement.

6.   Confidential Information; Non-Competition; Non-Solicitation

         (a) Confidential Information. Executive acknowledges that the information, observations and data obtained by him concerning the business and affairs of the Birds Eye Group and their subsidiaries during the course of his employment with the Birds Eye Group and their subsidiaries, or that may be obtained in connection with his assistance and cooperation with the Birds Eye Group as set forth in paragraph 11 of this Agreement, is the property of the Birds Eye Group. Executive agrees that he will not, directly or indirectly disclose to any unauthorized person or use for his own account any of such information, observations or data which is of a confidential or proprietary nature ("Confidential Information") without the Company's written consent, unless, and to the extent, that (i) the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, or (ii) he is required to do so by order of a court of competent jurisdiction (by subpoena or similar process), in which event Executive shall reasonably cooperate with the Birds Eye Group in connection with any action by the Birds Eye Group to limit or suppress such disclosure.

         (b) Non-Competition and Non-Solicitation. Executive expressly acknowledges and reaffirms his understanding of and obligations under the provisions of

               Section 2, Section 2.2 and Section 7 of the SCA, SERP and the Holdings Unit Subscription Agreement, respectively.

7.   General Release and Waiver

         (a) Severance Benefits. Executive acknowledges and agrees that the payment of the Full Retirement Payment and the Severance Payment, the retention of the Vested Units and the continuation of certain benefits contemplated by the terms of this Agreement (collectively, the "Severance Benefits") shall (i) be conditioned on the expiration of the Revocation Period (as defined in paragraph 15) and the effectiveness of the terms of the Release set forth in this paragraph 7, (ii) be conditioned on Executive not breaching, and Executive's compliance with, the terms of this Agreement and (iii) not represent any admission or concession by the Company that such benefits are owed to Executive under any agreement or obligation that might be asserted by or on behalf of Executive. Executive understands that if the Executive challenges the Release or if the Release no longer remains effective, or if Executive breaches or fails to comply with the terms of this Agreement, Executive shall be required to return any payments received by Executive pursuant to the terms of this Agreement.

         (b) General Release. Executive, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, hereby acknowledges full and complete satisfaction of and fully and forever releases, acquits and discharges each member of the Birds Eye Group, together with each of their subsidiaries, parents, divisions, investors, shareholders, affiliates, predecessors, successors and assigns , and each of their past and present direct and indirect stockholders, directors, members, partners, officers, employees, attorneys, agents and representatives, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Releasees"), from any and all claims, demands, suits, causes of action, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, through and including the execution and delivery by Executive of this Agreement (but not including Executive's, Holdings' Birds Eye's or the Company's performance under this Agreement, the Holdings Unit Subscription Agreement, the VAA II Unit Subscription Agreement or the Securityholders Agreement among Holdings and the other parties thereto), including, without limitation, any of the foregoing arising out of or in any way related to or based upon:

            (i) Executive's application for and employment with the Company, his being an officer, director or employee of the Company, or the Separation;

            (ii) any and all claims in tort or contract, and any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook;

            (iii) any alleged misrepresentation, defamation, interference with contract, intentional or negligent infliction of emotional distress, sexual harassment, negligence or wrongful discharge; or

            (iv) any federal, state or local statute, ordinance or regulation, including but not limited to the Age Discrimination in Employment Act of 1967, as amended.

         (c) Acknowledgment of Waiver. Executive acknowledges and agrees that he is waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Releasees of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys' fees and any form of injunctive relief.

         (d) Effect of Release and Waiver. Executive understands and intends that this paragraph 7 constitutes a general release of all claims except as otherwise provided in paragraph 7(a) above, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver.

         (e) Waiver of Unknown Claims. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of his release of unknown claims and his waiver of statutory protection against a release of unknown claims.

         (f) Disclaimer of Benefits. Executive agrees that he will not be entitled to or accept any benefit from any claim or proceeding within the scope of this Agreement that is filed or instigated by him or on his behalf with any agency, court or other government entity.

8. Executive's Representations and Covenants Regarding Actions. Executive represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he knowingly engaged in any wrongful conduct against, on behalf of or as the representative or agent of the Company. Executive further represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he filed or caused or knowingly permitted the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency or other tribunal, any charge, claim or action of any kind, nature and character whatsoever ("Claim"), known or unknown, suspected or unsuspected, which he may now have or has ever had against the Releasees which is based in whole or in part on any matter referred to in paragraph 7(a) above; and, subject to the Company's performance under this Agreement, to the maximum extent permitted by law Executive is prohibited from filing or maintaining, or causing or knowingly permitting the filing or maintaining, of any such Claim in any such forum. Executive hereby grants the Company his perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary to dismiss or discharge any such Claim. Executive further covenants and agrees that he will not encourage any person or entity, including but not limited to any current or former employee, officer, director or stockholder of the Company, to institute any Claim against the Releasees or any of them, and that except as expressly permitted by law or administrative policy or as required by legally enforceable order he will not aid or assist any such person or entity in prosecuting such Claim.

9. No Disparaging Remarks. Executive hereby covenants to each of the Releasees and agrees that he shall not, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning the Releasees (as defined in paragraph 7 of this Agreement), or any of their products, services, businesses or activities. The Company hereby covenants that no director or executive officer (while in the employ of the Company) of the Company, in each case on behalf of the Company, shall not, directly or indirectly, make or solicit or encourage or authorize others to make or solicit any disparaging remarks concerning Executive.

10. No Conflict of Interest. Executive hereby covenants and agrees that he shall not, directly or indirectly, incur any obligation or commitment, or enter into any contract, agreement or understanding, whether express or implied, and whether written or oral, which would be in conflict with his obligations, covenants or agreements hereunder or which could cause any of his representations or warranties made herein to be untrue or inaccurate.

11.  Consulting Services, Assistance, Cooperation, Future Litigation.

         (a) Consulting Services. Executive agrees to provide at the sole discretion of the Company, consulting services to the Company and its subsidiaries for the shorter of (A) two years following the date hereof and (B) some period of time following the date hereof as determined by the Board of Directors of the Company ("Consulting Period"). Executive acknowledges and agrees that he shall provide his services during the Consulting Period for no further compensation than that provided under this Agreement and that during such time, unless he is so designated by the Company in writing, he will be deemed an independent contractor and shall not be construed as an agent, partner or employee of Company. As such, the Parties agree that neither party shall act or represent or hold itself out as having authority to act as an agent, partner or employee of the other party, as applicable, or in any way bind or commit the other party to any obligations.

         (b) Executive's Business Assistance and Cooperation. Executive shall make himself reasonably available to assist and cooperate with the Company in connection with any internal and/or independent review of the Company's financial policies, procedures and activities in respect of all periods during which Executive was employed by the Company.

         (c) Executive's Litigation Assistance and Cooperation. Executive acknowledges and affirms his understanding that he may be a witness in litigation, arbitrations, government or other administrative proceedings involving the Company, and/or the other Releasees. Executive hereby covenants and agrees to testify truthfully in any and all such litigation, arbitrations, government or administrative proceedings. Executive further covenants and agrees, upon prior notice and for no further compensation, to make himself reasonably available to and otherwise reasonably assist and cooperate with the Company and/or such other Releasees and with its or their respective attorneys and advisors in connection with any such litigation or administrative proceeding. The Company will make all reasonable efforts to insure that such assistance and cooperation will not materially interfere with Executive's employment and business responsibilities.

         (d) Executive's Expenses. Executive shall be entitled to reimbursement of any reasonable pre-approved out-of-pocket expenses for travel, lodging, meals and other transportation incurred by him in relation to any cooperation supplied by Executive as described in this paragraph 11.

12. Confidentiality. Executive asserts that he has not discussed, and agrees that except as expressly authorized by the Company he will not discuss, this Agreement or the circumstances of his Separation with any employee of the Company, and that he will take affirmative steps to avoid or absent himself from any such discussion even if he is not an active participant therein. EXECUTIVE ACKNOWLEDGES THE SIGNIFICANCE AND MATERIALITY OF THIS PROVISION TO THIS AGREEMENT, AND HIS UNDERSTANDING THEREOF.

13.  Return of Corporate Property; Conveyance of Information.

         (a) Company Property. Upon his Separation on September 30, 2005, Executive hereby covenants and agrees to immediately return all documents, keys, credit cards (without further use thereof), and all other items which are the property of the Company and/or which contain Confidential Information; and, in the case of documents, to return any and all materials of any kind and in whatever medium evidenced, including, without limitation, all hard disk drive data, diskettes, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes.

         (b) Information. Executive hereby acknowledges and affirms that he possesses intellectual information regarding the Company and its subsidiaries and its and their businesses, operations, and customer relationships. In addition to the obligation to turn over any physical embodiment of such information as defined in the Federal Rules of Civil Procedure and pursuant to paragraph 13(a), above, and to keep such information strictly confidential pursuant to paragraph 6, above, Executive agrees to make himself available from time to time at the Company's request (during normal business hours and with reasonable prior notice) to discuss and disseminate such information and to otherwise cooperate with the Company's efforts relating thereto.

14. Remedies. Executive hereby acknowledges and affirms that in the event of any breach by Executive of any of his covenants, agreements and obligations hereunder, monetary damages would be inadequate to compensate the Releasees of any of them. Accordingly, in addition to other remedies which may be available to the Releasees hereunder or otherwise at law or in equity, any Releasee shall be entitled to specifically enforce such covenants, obligations and restrictions through injunctive and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

15. Acknowledgment of Voluntary Agreement; ADEA Compliance. Executive acknowledges that he has entered into this Agreement freely and without coercion, that he has been advised by the Company to consult with counsel of his choice, that he has had adequate opportunity to so consult, and that he has been given all time periods required by law to consider this Agreement, including but not limited to the 21-day period required by the ADEA. Executive understands that he may execute this Agreement less than 21 days from its receipt from the Company, but agrees that such execution will represent his knowing waiver of such 21-day consideration period. Executive further acknowledges that within the 7-day period following his execution of this Agreement (the "Revocation Period") he shall have the unilateral right to revoke this Agreement, and that the Company's obligations hereunder shall become effective only upon the expiration of the Revocation Period without Executive's revocation hereof. In order to be effective, notice of Executive's revocation of this Agreement must be received by the Company on or before the last day of the Revocation Period.

16. Complete Agreement; Inconsistencies. This Agreement, including the Executive Agreements and any other documents referenced herein constitute the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Agreement and including the mutual covenants, agreements, acknowledgments and affirmations contained herein, is intended to constitute a complete settlement and resolution of all matters set forth in paragraph 7 hereof. In the event of a conflict between this Agreement and one or more Executive Agreements, the Parties agree that this Agreement shall govern. The Company acknowledges that Executive has vested benefits in the Company's Master Salaried Retirement Plan, 401(k) Plan and Non-qualified 401(k) Plan.

17. No Strict Construction. The language used in this Agreement shall be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction shall be applied against any party.

18. Non-Admission. Nothing herein shall be deemed or construed to represent an admission by the Company or the Releasees of any violation of law or other wrongdoing with respect to Executive.

19. Third Party Beneficiaries. The Releasees are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder. Executive's heirs or assigns also are intended third-party beneficiaries with respect to the payments set forth in paragraph 4 of this Agreement in the event of Executive's death, and this Agreement may be enforced by each of them in accordance with the terms of that paragraph 4 in respect of the rights granted to such heirs or assigns therein. Except and to the extent set forth in the preceding two sentences, this Agreement is not intended for the benefit of any Person other than the Parties, and no such other person shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application for the benefit of or otherwise in respect of any other employee, officer, director or stockholder, irrespective of any similarity between any contract, agreement, commitment or understanding between the Company and such other employee, officer, director or stockholder, on the one hand, and any contract, agreement, commitment or understanding between the Company and Executive, on the other hand, and irrespective of any similarity in facts or circumstances involving such other employee, officer, director or stockholder, on the one hand, and the Executive, on the other hand.

20. Tax Withholdings. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amounts otherwise payable hereunder to Executive any amounts required to be withheld in respect of federal, state or local taxes.

21. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application hereto of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under such jurisdiction's or any other jurisdiction's choice of law or conflict of law analysis the substantive law of some other jurisdiction may ordinarily apply.

22. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect.

23. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. It is not necessary that the Company sign this Agreement for it to become binding upon the Company and Executive.

24. Successors and Assigns. The Parties' obligations hereunder shall be binding upon their successors and assigns. The Parties' rights and the rights of the other Releasees shall inure to the benefit of, and be enforceable by, any of the Parties' and Releasees' respective successors and assigns. The Company may assign all rights and obligations of this Agreement to any successor in interest to the assets of the Company. In the event that the Company are dissolved, all obligations of the Company under this Agreement shall be provided for in accordance with applicable law.

25. Amendments and Waivers. No amendment to or waiver of this Agreement or any of its terms shall be binding upon any party unless consented to in writing by such party.

26. Headings. The headings of the paragraphs, sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

27. Waiver of jury trial. Each of the Parties hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between the Parties relating to the subject matter hereof. Each of the Parties also waives any bond or surety or security upon such bond which might, but for this waiver, be required of the other party. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. Each of the Parties further represents and warrants that he or it has had an adequate opportunity to consider this waiver and to consult with legal counsel with respect hereto, and that he or it knowingly and voluntarily waives its jury trial rights. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

                                    * * * * *








         IN WITNESS WHEREOF, the Parties have executed this Separation and General Release Agreement effective as of the date of the first signature affixed below or as otherwise provided in this Agreement.

                          READ CAREFULLY BEFORE SIGNING
                          -----------------------------

I have read this Separation and General Release Agreement and have had the opportunity to consult legal counsel prior to my signing of this Agreement. I understand that by executing this Agreement I will relinquish any right or demand I may have against the Releasees or any of them.


DATED:  November 1, 2005                       By:   /s/ Dennis M. Mullen
        ----------------                             ---------------------
                                                         Dennis M. Mullen



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


Subscribed and Sworn To Before Me at
/s/ Rochester, New York
This 1st day of November, 2005



/s/ Michael Lingle
------------------
Notary Public                      SEAL



My Commission expires: April 7, 2007



     * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *



DATED: November 1, 2005                  By: /s/ Lois Warlick-Jarvie
       ----------------                          -------------------
                                                 Birds Eye Foods, Inc.
                                                 By:  Lois Warlick-Jarvie
                                                 Title: Vice President, Human
                                                 Resources


                                         By: /s/ David M. Hooper
                                                 ---------------
                                                 Birds Eye Holdings, LLC
                                                 By:  David M. Hooper
                                                 Authorized Person


                                         By: /s/ Earl L. Powers
                                                 ---------------
                                                 Birds Eye Holdings, Inc.
                                                 By:  Earl L. Powers
                                                 Title: Secretary and Treasurer




Subscribed and Sworn To Before Me at
Rochester, New York
This 1st day of November, 2005



/s/ Mary Turcotte
    -------------
Notary Public                      SEAL



My Commission expires: August 1, 2006




Subscribed and Sworn To Before Me at
245 Park Ave., New York
This 2nd day of November, 2005



/s/ Stephanie Speciale
    ------------------
Notary Public                      SEAL



My Commission expires: 2/22/2007



Subscribed and Sworn To Before Me at
90 Linden Oaks, New York
This 2nd day of November, 2005



/s/ Elizabeth J. Robinson
    ---------------------
Notary Public                      SEAL



My Commission expires: June 8, 2006


                                       12